SETTLEMENT AGREEMENT
                             --------------------

                       UNISOURCE ENERGY CORPORATION'S
                       ------------------------------

               ACQUISITION OF CITIZENS COMMUNICATION COMPANY'S
               -----------------------------------------------

                       GAS AND ELECTRIC UTILITY ASSETS
                       -------------------------------

     Staff of the Utilities Division ("Staff") of the Arizona Corporation

Commission ("Commission"), Citizens Communications Company ("Citizens"), a

Delaware corporation, UniSource Energy Corporation, an Arizona corporation

("UniSource"), Tucson Electric Power Company ("TEP"), an Arizona corporation

(collectively "the Parties") agree to the following proposed settlement agreement ("Agreement") of the matters pending in Docket Nos.  G-01032A-02-

0598 ("Gas Rate Case"), E-01032C-00-0751 ("PPFAC Case"), and E-01933A-02-

0914, E-01302C-02-0914, G-01302C-02-0914 ("Joint Application")

(collectively, "Consolidated Cases").  The Parties recognize that this

Agreement is a proposed settlement, thus is subject to the approval and/or the terms placed upon it by the Commission.


     WHEREAS, Citizens currently provides natural gas service in Santa Cruz

County, Coconino County, Navajo County, Yavapai County and Mohave County and

electric service in Santa Cruz County and Mohave County and UniSource desires to purchase Citizens' electric utility assets in Arizona and

Citizens' gas utility assets in Arizona.

     WHEREAS, all intervenors were provided notice of the settlement process, including notice of meetings involving all intervenors and with opportunity to participate and comment.

     WHEREAS, the Parties have conducted discovery and have analyzed that discovery and all materials filed in the Consolidated Cases, and the proposed settlement set forth in this Agreement is based upon that analysis.

     WHEREAS, UniSource will create one or more wholly-owned subsidiaries to own and operate the electric utility assets and the gas utility assets purchased from Citizens. For purposes of this Agreement, the subsidiary or company created to own and operate the gas utility assets shall be referred to as "GasCo" and the subsidiary or company created to own and operate the electric utility assets shall be referred to as "ElecCo." GasCo and ElecCo,

for purposes of this Agreement, shall be collectively known as the "New

Companies." UniSource may create an intermediate holding company ("HoldCo")

to finance and own the New Companies.

     WHEREAS, the Parties desire to adopt this Agreement to allow Citizens to transfer to GasCo its Certificate(s) of Convenience and Necessity

("CC&N") to provide natural gas service in Arizona and its Arizona assets related to Citizens' gas utility business in Arizona ("Gas Assets"), as further set forth in the Asset Purchase Agreement dated October 29, 2002,

between Citizens and UniSource, relating to the purchase of the Gas Assets

("Gas Asset Purchase Agreement").

     WHEREAS, the Parties desire to adopt this Agreement to allow Citizens to transfer to ElecCo its CC&N(s) to provide electric service in Arizona and its Arizona assets related to Citizens' electric utility business in Arizona

("Electric Assets"), as
further set forth in the Asset Purchase Agreement dated October 29, 2002,

between Citizens and UniSource, relating to the purchase of the Electric

Assets ("Electric Asset Purchase Agreement").

     WHEREAS, the Parties agree that nothing in this Agreement is intended to, in any way, restrict or modify the Commission's current authority or jurisdiction over the New Companies, Citizens and TEP as provided under

Arizona law.

     WHEREAS, the Parties agree that this Agreement is in accordance with

A.R.S. Sections 40-301 et seq., A.R.S Sections 40-281 et seq., A.A.C R14-2-

803 and R14-2-804.

     WHEREAS, the Parties agree that adoption of this Agreement is in the public interest for the following reasons:

          (a)   UniSource shall, as part of this Agreement, forfeit its

right to pursue the recovery from retail ratepayers of any of the under-

collected Purchase Power and Fuel Adjustor Clause ("PPFAC") balance,

currently the subject of Docket No. E-01032C-00-0751, up through and including the date of the closing of the purchase of Citizens' Electric

Assets and Gas Assets by UniSource.  The forfeited PPFAC balance is currently estimated to be at least $135 million as of July 28, 2003.

Regardless of the actual amount of the PPFAC balance that exists at the time of the closing of the purchase of Citizen's Electric Assets and Gas Assets by UniSource, the right(s) to recover from retail ratepayers shall be forfeited by UniSource, any of its subsidiaries, and Citizens.

          (b)   In Docket No. G-01032A-02-0598, the Gas Rate Case, Citizens

had originally requested an increase in revenue requirement of

$21,005,521, or a rate increase of 28.9 percent.  Under this Agreement,

GasCo shall only receive an increase in the revenue requirement of

$15,191,276, or an increase of approximately 20.9 percent.

          (c)   Included is a $10 million permanent reduction to the gas

rate base amount due to a disallowance to the Buildout Program, thereby reducing the revenue that needs to be recovered from ratepayers.

          (d)   Financing provisions will be in place to allow UniSource to purchase the Electric Assets and Gas Assets while ensuring that the New

Companies, TEP and their customers will not be harmed by the acquisition by

UniSource.

          (e)   UniSource shall put into place a procedure to commence the process of opening up the new ElecCo's service territories to retail electric competition by no later than December 31, 2004.

          (f)   TEP shall provide a feasibility study and written plan to

consolidate or, in the alternative, coordinate the operations of ElecCo in

Santa Cruz County with the operations of TEP when TEP files its next general rate case.  This study shall explore means to improve operations, efficiency and service for the Santa Cruz County ElecCo customers.  In determining the feasibility of such a plan, TEP will consider the impact of consolidation on two-county bond financing.

          (g)   UniSource shall ensure participation by ElecCo in the

Environmental Portfolio Standard ("EPS").

          (h)   UniSource shall take measures described in this Agreement to ensure the safe operation of the gas pipeline system for GasCo.

          (i)   UniSource is an Arizona-based company that is well-known,

accessible, held in high regard by the community, and experienced in providing quality utility services to Arizona citizens.

          (j)   Citizens will be able to focus upon its telecommunications business in Arizona consistent with its corporate plan and strategy, in order to foster continued and improved quality of service to Citizens'

telecommunications customers in Arizona.

                                ARTICLE I
                              INTRODUCTION
                              ------------

     1.   PURPOSE OF AGREEMENT: NOTICE OF INTENTIONS AND ADMISSIONS.  The

Parties agree that the purpose of this Agreement is to resolve contested matters in the Gas Rate Case, the PPFAC Case and the Joint Application in a

manner consistent with the public interest.  The Parties further recognize that:  (1) this Agreement acts as a procedural device to propose its terms to the Commission; (2) this Agreement has no binding force or effect until finally approved by an order of the Commission; and (3) such approval must be given in a timely fashion so that the transaction can close by July 28,

2003.  Nothing contained in this Agreement is an admission by any Party that any of the positions taken, or that might be taken by each in this proceeding, is unreasonable or unlawful. In addition, acceptance of this

Agreement by any of the Parties is without prejudice to any position taken by any Party in these proceedings.

     2.   STAFF AUTHORITY.  The Parties recognize that:  (1) Staff does not have the power to bind the Commission; and (2) for purposes of settlement,

the Staff acts in the same manner as a party in proceedings before the

Commission.

     3.   COMMISSION AUTHORITY TO MODIFY.  The Parties further recognize that the Commission will evaluate the terms of this Agreement, and that after such evaluation the Commission may require modifications to the terms hereof before accepting this Agreement.

     4.   COMMISSION APPROVAL.  In the event that the Commission adopts an order approving substantially all of the terms of this Agreement, such action by the Commission constitutes approval of the Agreement in a timely fashion so that the transaction can close by July 28, 2003, and thereafter the Parties shall abide by its terms.

     5.   EFFECT OF MODIFICATIONS BY THE COMMISSION.  In the event that any signatory Party to this Agreement objects to any modification to the terms of this Agreement made by the Commission, such Party shall timely file an

Application for Rehearing under A.R.S. Section 40-253.  In the event that the Party does not file such an application, that Party shall be deemed:

(1) to have accepted the modifications made by the Commission; and (2) to have conclusively and irrefutably accepted that any modifications to the terms of this Agreement are not substantial and therefore the Commission order adopts substantially all of the terms of this Agreement.

     6.   EFFECT OF AN APPLICATION FOR REHEARING.  If a signatory Party files an Application for Rehearing that raises objections to any modifications of the terms of this Agreement, then that Party shall be deemed to have withdrawn from this

Agreement.  The withdrawing Party shall be relieved of its rights and obligations under this Agreement.  The Agreement as modified shall remain in effect and binding upon all of the remaining Parties.

     7.   APPEAL OF COMMISSION DECISION.  If a signatory Party to this

Agreement files an Application for Rehearing, which is denied by Commission

Order or by operation of law, the Party shall timely file an appeal of the

Commission's decision pursuant to A.R.S. Section 40-254 or Section 40-

254.01, as appropriate.  In the event that the Party does not file such an appeal, the Party shall be deemed:  (1) to have accepted the modifications made by the Commission; and (2) to have conclusively and irrefutably accepted that any modifications to the terms of this Agreement are not substantial, and therefore, the Commission's order adopts substantially all of the terms of this Agreement.

                                 ARTICLE II
                           TERMS AND CONDITIONS
                           --------------------

     The Parties to this Agreement hereby agree to the following:

                                  Part A
                                  ------
       Transfer of Assets/Certificates and Electric Retail Competition
        ---------------------------------------------------------------

     8.   APPROVAL OF TRANSFER OF ELECTRIC ASSETS AND CERTIFICATES. The

Parties agree to the transfer of Citizens' Electric Assets to ElecCo,

pursuant to A.R.S. Section 40-285.  The Parties further agree to the transfer of Citizens' CC&N(s) to ElecCo to provide electric utility service in Arizona, and, if required, to the transfer of Citizens' franchises,

licenses and other similar authorizations to ElecCo.  The Parties further agree that ElecCo will provide copies of such franchises, licenses and other similar authorizations to the Commission within 365 days of Commission approval of this

Agreement.  As part of the approval of the transfer of the Electric Assets,

ElecCo shall be authorized to recover $1.8 million of the anticipated transaction costs related to the Electric Assets as an offset to the negative acquisition premium so that these costs may be capitalized in accordance with Generally Accepted Accounting Principles ("GAAP").

     9.   APPROVAL OF TRANSFER OF GAS ASSETS AND CERTIFICATES. The Parties

agree to the transfer of Citizens' Gas Assets to GasCo, pursuant to A.R.S.

Section 40-285. The Parties further agree to the transfer of Citizens'

CC&N(s) to GasCo to provide gas utility service in Arizona, and, if required, to the transfer of Citizens' franchises, licenses and other similar authorizations to GasCo.  The Parties further agree that GasCo will provide copies of such franchises, licenses and other similar authorizations to the Commission within 365 days of Commission approval of this Agreement.

As part of the approval of the transfer of the Gas Assets, GasCo shall be authorized to recover $2.7 million of the anticipated transaction costs related to the Gas Assets as an offset to the negative acquisition premium so that these costs may be capitalized in accordance with GAAP.

     10.  CREATION OF INTERMEDIATE HOLDING COMPANY. The Parties agree that

UniSource, at its discretion, may form a holding company ("HoldCo") to finance and to hold ownership in the New Companies.

     11.  OPENING ELECCO'S SERVICE TERRITORIES TO RETAIL ELECTRIC

COMPETITION. Within one-hundred twenty (120) days of Commission approval of this Agreement, UniSource shall file for Commission approval a plan to open the ElecCo's service territories to retail electric competition.  Topics which shall be addressed include, but
are not limited to the following:  (1) unbundled tariffs; (2) system benefits charges; (3) assisting new suppliers in using transmission; and (4)

reliability must-run generation ("RMR"). The application shall include an implementation date to open the ElecCo's service territories to competition no later than December 31, 2004. UniSource further agrees to not oppose municipal aggregation in principle as part of any plan to make retail access more likely within ElecCo's service territories.

     12.  STRANDED COSTS FOR ELECCO. UniSource agrees that ElecCo's stranded costs are equal to zero.  Stranded Costs, for purposes of this Agreement,

are limited to those costs related to generation, which includes those costs related to the purchase power contract between Pinnacle West Capital

Corporation ("PWCC") and Citizens implemented on June 1, 2001, as well as all costs related to generation for the generation units in Santa Cruz

County.

     13.  OPERATIONAL CONSOLIDATION OF THE SANTA CRUZ DIVISION OF ELECCO

WITH TEP. At the time of TEP's next general rate case filing, TEP and

UniSource shall submit a feasibility study and written plan for consolidation or, in the alternative, coordination of operations of ElecCo in Santa Cruz County with TEP.  The filing shall analyze the ability of TEP to retain two-county bond financing while consolidating the Santa Cruz

County operations of ElecCo and TEP; the filing shall also include a comparison of the benefits of the above-described operational consolidation or coordination with the costs of defeasing or redeeming the two-county financing, if there is no ability to retain such two-county financing with the consolidation.

     14.  ENVIRONMENTAL PORTFOLIO STANDARD ("EPS"). ElecCo and TEP shall cooperate jointly in efforts to comply with the EPS.

     15.  INCORPORATION. ElecCo, GasCo and HoldCo shall be incorporated in accordance with the laws of the State of Arizona.


                                 Part B
                                 ------
                         Financing Provisions
                         --------------------

     16.  APPROVAL OF FINANCING PLAN. The Parties agree that the New

Companies shall be authorized pursuant to A.R.S. Sections 40-301 et seq.,

A.R.S. Section 40-285 and A.A.C. R14-2-801 et seq., (1) to issue or guarantee up to $175 million of debt securities for the purpose of funding a portion of the purchase price and initial working capital requirements of the New Companies; (2) to issue or guarantee additional debt securities,

when appropriate, under the terms of a new revolving credit agreement that shall provide ongoing liquidity support to the New Companies; (3) to enter into indentures or security agreements which grant liens on some or all of the properties held by the New Companies to secure the debt obligations of the New Companies; (4) to issue common stock to UniSource or HoldCo; and (5)

to acquire bridge financing.  The details of the financing plan are set forth in Appendix A, attached hereto.  Approval of the financing plan above is conditioned on TEP agreeing to a loan structure and treatment as follows:

          (a)   TEP shall be authorized to loan up to $50 million to

UniSource ("TEP loan") for the sole purpose of funding the purchase of

Citizens' electric utility business and gas utility business.  The TEP loan shall not exceed $50 million and shall have a maturity not to exceed four years.  The TEP loan
shall be secured by UniSource with a pledge of one hundred percent of

HoldCo's or the New Companies' common equity.  This section is authorized pursuant to A.A.C. R14-2-804.

          (b)   The fixed annual rate of interest on the TEP loan shall be equal to 383 basis points above the yield-to-maturity on an equivalent four-

year United States Treasury Security as determined on the initial date of the loan.

          (c)   The interest income that TEP receives via the TEP loan to

UniSource shall be allocated in the following manner:

                (1)   264 basis points of the interest income from the TEP

loan shall be recorded as a deferred credit and used to offset rates in the future.

                (2)   The remaining interest income shall be used toward

building the equity capitalization of TEP.

                (3)   The deferred credit balance shall bear an annual

interest rate of six percent.

          (d)   TEP's ratepayers shall be held harmless from any

demonstrable increase in TEP's cost of capital as a result of the TEP loan

(including, but not limited to, a decline in bond rating) shown in TEP's next rate case.  The effects of any demonstrable increase in TEP's cost of capital as a result of the TEP loan may be considered for offset by any actual demonstrable benefits of the acquisition in establishing the revenue requirement in such future TEP rate cases.

     17.  EQUITY INVESTMENT IN NEW COMPANIES. The New Companies shall be authorized pursuant to A.R.S. Section 40-301 et seq., to issue common stock to UniSource or HoldCo to evidence their ownership interest.  To the extent required pursuant to A.A.C. R14-2-803, the Parties agree that UniSource shall be authorized to capitalize the New Companies in the range of $75 million to $125 million.

     18.  WAIVER OF PRIOR DECISIONS.  Decision No. 60480, as amended by the

Settlement Agreement adopted in Decision No. 62103, requires UniSource to invest at least thirty (30) percent of the proceeds of a public stock issuance in TEP.  The Parties agree that UniSource and TEP shall be granted a waiver of this requirement for the sole purpose of financing the acquisition of Citizens' Electric Assets and Gas Assets as set forth in this

Agreement and in the Joint Application by UniSource and Citizens.

     19.  CAPITAL STRUCTURE OF ELECCO AND GASCO.  UniSource agrees that until such time as GasCo's equity capitalization equals forty (40) percent of total capital, GasCo will not issue dividends to either HoldCo and/or

UniSource which comprise more than seventy-five (75) percent of GasCo's earnings. UniSource further agrees that until such time as ElecCo's equity capitalization equals forty (40) percent of total capital, ElecCo will not issue dividends to either HoldCo and/or UniSource which comprise more than seventy-five (75) percent of ElecCo's earnings. For purposes of this provision, the common equity ratio shall be calculated by dividing the common equity by the sum of such common equity, preferred equity and long-

term debt (including current maturities of such debt). Either ElecCo or

GasCo may apply for a
waiver of this provision, which shall be processed within sixty (60) days of such application and where this provision may be suspended up to sixty (60)

days.

     20.  CAPITAL STRUCTURE OF TEP. UniSource agrees that until such time as

 TEP's equity capitalization equals forty (40) percent of total capital, TEP shall not issue dividends to UniSource which comprise more than seventy-five

(75) percent of TEP's earnings.  This change shall serve as a modification to Commission Decision No. 60480, Attachment A, Condition 20, which was the

Commission Decision that established UniSource as a holding company for TEP.

For purposes of this provision, the common equity ratio shall be calculated by dividing the common equity by the sum of such common equity, preferred equity and long-term debt (including current maturities of such debt).  TEP may apply for a waiver of this provision, which shall be processed within sixty (60) days of such application and where this provision may be suspended up to sixty (60) days.


                                      Part C
                                      ------
                      Citizens Gas Division/GasCo Rate Case
                      -------------------------------------

     For purposes of this part, Appendix B, which contains schedules in support of this Agreement, is incorporated herein as part of this Agreement.

     21.  FAIR VALUE RATE BASE. For ratemaking purposes and for purposes of this Agreement, the Parties agree to a Fair Value Rate Base ("FVRB") Number of $142,132,013 as of October 29, 2002.  SEE Appendix B, Schedule 2.

     22.  RATE OF RETURN. For ratemaking purposes and for purposes of this

Agreement, the Parties agree that a reasonable rate of return on the FVRB equals 7.49 percent.  This number is based on a cost of capital of 9.05 percent, which is further based on a cost of equity of 11.00 percent and a cost of debt of 7.75 percent for
original cost rate base.  This agreed upon rate of return on FVRB is the result of negotiation.  SEE Appendix B, Schedule 1.

     24.  REVENUE REQUIREMENT. For ratemaking purposes and for purposes of this Agreement, the Parties agree that GasCo's increase in revenue requirement equals $15,191,276. SEE Appendix B, Schedule 1.

     25.  RATE DESIGN. The Parties agree to the rate design attached hereto as Appendix B, Schedule 3 and incorporated herein by this reference. The rate design includes the following provisions.

          (a)   A monthly customer service charge equaling $7.00 for all

residential customers.  This represents an increase of $2.00 to the monthly service charge of $5.00.

          (b)   A base cost of gas implicit in the commodity rates for all tariff classes shall be $0.400 per therm.

     26.  PURCHASE GAS ADJUSTOR ("PGA").  The Parties agree that the PGA bank balance shall not be affected by this Agreement and that UniSource and/or GasCo shall abide by previous Commission orders regarding treatment of the PGA bank balance.  The Parties further agree that GasCo shall abide by all Commission requirements when seeking recovery of any amounts in the

PGA bank balance and/or establishing a surcharge to recover such amounts.

In connection with the implementation of the new $0.400 per therm base cost of gas, the existing limitation of $0.100 per therm over twelve months within which the PGA rate may now fluctuate without formal Commission approval, shall be increased to $0.150 per therm for a period of twelve consecutive months, beginning with the first calendar month after Commission approval of this Agreement. At the end of the twelve consecutive months, the PGA rate shall revert to the previous $0.100 per therm over twelve months limitation.


                                  Part D
                                  ------
         Electric Purchase Power & Fuel Adjustor Clause ("PPFAC")
         --------------------------------------------------------

     27.  PPFAC BALANCE, BASE RATE FOR PURCHASE POWER, AND THE ADJUSTOR RATE

FOR PURCHASE POWER. The Parties agree that effective from the date of the closing of the purchase of Citizens' electric utility assets, the adjustor rate shall be set at $0.01825 per kilowatt hour ("kWh").  The base rate for purchase power shall remain at $0.05194 per kWh.  The total cost for purchase power shall equal the base rate plus the adjustor rate, or $0.07019 per kWh.  The composition of the total cost for purchase power is set forth in the attached Appendix C.  UniSource, any of its subsidiaries, and

Citizens shall forfeit their right to pursue recovery from retail ratepayers of the PPFAC balance existing prior to and including the date of closing.

     28.  RENEGOTIATION OF THE PWCC CONTRACT.  This provision refers to the purchase power contract signed by Citizens and PWCC on June 1, 2001.

UniSource agrees that it shall, in good faith, attempt to renegotiate the

PWCC Contract.  Any and all savings from any successfully renegotiated purchase power contract with PWCC and/or any amendment to the existing purchase power contract with PWCC shall be shared between ElecCo's customers and UniSource.  Sixty (60) percent of the savings shall go directly towards the benefit of ElecCo's ratepayers and forty (40) percent of the savings shall go to UniSource. The above-described sharing from renegotiating the

PWCC contract and/or amending the existing PWCC contract shall only apply for the duration of the existing or renegotiated PWCC contract,

whichever duration would expire sooner.  Once that timeframe expires, any and all savings shall be passed through directly to ElecCo's customers.


                                     Part E
                                     ------
                          Pipeline Safety Provisions
                          --------------------------

     29.  STAFFING OF SAFETY PERSONNEL. UniSource shall not allow the acquisition to diminish staffing that would result in service and/or safety degradation in either of the current Citizens Arizona Gas Division sections,

Northern Arizona Gas Division ("NAGD") or Citizens Santa Cruz Gas Division

("SCGD"), service territories.

     30.  MAINTAINING FIELD OFFICES. UniSource shall continue to maintain fully operational current local field offices in the NAGD and SCGD service territories, as appropriate, to maintain the quality of service and ensure pipeline safety.

     31.  NOT USING CONTRACT PERSONNEL FOR OPERATIONS AND MAINTENANCE

DUTIES. UniSource shall continue Citizens Arizona Gas Division's current practice of not using contract personnel for the performance of operation and maintenance functions, such as, leak survey and valve maintenance.

     32.  ADOPTING CITIZENS' GAS DIVISIONS OPERATIONS AND MAINTENANCE

PROCEDURES FOR GASCO. UniSource shall adopt the most recent version of

Citizens Arizona Gas Division's operations and maintenance manuals and procedures, including but not limited to the emergency plan, and agrees to make revisions and additions to only those specific sections as necessary.

Such section updates shall be provided to the Commission's Chief of the

Office of Pipeline Safety ("OPS").

     33.  QUALITY OF SERVICE. UniSource shall use all commercially reasonable efforts to prevent the quality of service in either of the current Citizens Arizona gas
divisions (NAGD or SCGD) service territories from diminishing as a result of the acquisition.  The number of service complaints, the response time to service complaints and service interruptions should not increase as a result of the acquisition.

     34.  INSPECTION OF INSTALLATION BY CONTRACT PERSONNEL. With regard to the installation of new service lines and main extensions on the acquired gas system, GasCo's personnel shall independently inspect any and all work done by any contract personnel on any and all portions of either of the acquired gas division sections.


                               Part F
                               ------
                      Miscellaneous Provisions
                      ------------------------

     35.  NEGATIVE ACQUISITION ADJUSTMENT. UniSource agrees that it shall permanently credit customers for the negative acquisition adjustments of

$30,700,000 for GasCo and $93,624,000 for ElecCo, cited in Appendix B,

Schedule 1 and Appendix B, Schedule 4 respectively, until fully amortized over the life of the plant related to this Agreement and that it shall not seek any other treatment.  As a result, the net plant in service for the electric system purchased by UniSource shall be $93,800,000 as of October

29, 2002.  SEE Appendix B, Schedule 4.  UniSource agrees that the negative acquisition adjustments shall be initially recorded as a credit in FERC

Account 114; Gas Plant Acquisition Adjustments and Electric Plant

Acquisition Adjustments, respectively. Upon completion of the transaction and final accounting, GasCo and ElecCo shall transfer the amounts in FERC

Account 114, Gas/Electric Plant Acquisition Adjustments, to FERC Account

108, Accumulated Provision for Depreciation of Gas/Electric Utility Plant.

GasCo and ElecCo shall then establish sub-accounts to FERC Account 108 to record an allocation of the total negative acquisition adjustment to each

FERC plant account. The sub-accounts shall be amortized at the same rates as the depreciation rates for the corresponding plant accounts. The amortization of the negative acquisition adjustment shall be recorded as a debit to FERC Account 108 and a credit to account 406 (Amortization of Gas/Electric Plant Acquisition Adjustments),

and shall reduce the depreciation expense included in the cost of service for recovery in rates.  The negative acquisition balance shall reduce rate base included in cost of service for recovery in rates until fully amortized.

     36.  PRUDENCY REVIEWS.

          (a)   The Parties agree that the Commission shall not conduct any prudency reviews of Citizens' gas procurement practices, accounting practices or balances existing on or before October 29, 2002.

          (b)   In Decision No. 57647, the Commission required Citizens to conduct a buildout program (the "Buildout Program").  The Commission approved the proposed Buildout Program in Decision No. 58664.  The Parties

agree that the Commission shall not conduct any further prudency reviews of the Buildout Program beyond the $10 million reduction currently incorporated into the gas rate base figures set forth in Article II, Part C of this

Agreement.  The $10 million reduction is a disallowance from gas rate base that shall be a permanent write-down of plant as an adjustment to the gas rate base due to a prudence review of the Buildout Program.

     37.  ADDITIONAL ACQUISITION COSTS.  The Parties agree that ElecCo's ratepayers shall be held harmless from any recovery directly related to the increase in acquisition costs that will result under Section 3.3(a)(iii) of the Electric Asset Purchase Agreement if the transaction closes after

October 29, 2003.  The Parties
further agree that GasCo's ratepayers shall be held harmless from any recovery directly related to the increase in acquisition costs that will result under Section 3.3(a)(iii) of the Gas Asset Purchase Agreement if the

transaction closes after October 29, 2003.

     38.  CAPITAL EXPENDITURES.  The Parties agree that work orders closed after October 29, 2002 through the date of closing of the transaction related to the Electric Assets and the Gas Assets shall be included in the rate base for ElecCo and GasCo (subject to prudency review) on a dollar-for-

dollar basis (i.e., not reduced by the negative acquisition adjustment) in the next rate filing.

     39.  RATE MORATORIUM.  The Parties agree that neither GasCo nor ElecCo shall file a general rate case for a period of three years from the date of the Commission order approving substantially all of the terms of this

Agreement; provided, however, that GasCo and ElecCo shall not be prohibited from seeking a change in rates in the event of: (a) conditions or circumstances that constitute an emergency; or (b) material changes to the cost of service resulting from federal, tribal, state or local laws,

regulatory requirements, judicial decisions, actions or orders.

     40.  REVISED LINE EXTENSION TARIFF AND POLICY.  The Parties agree that

GasCo's revised gas facilities service line and main extension tariff of the

Arizona gas utility, incorporated herein as Appendix D, may be amended and implemented upon Commission approval of this Agreement.

     41.  APPROVAL LIMITATION.  UniSource must re-apply with the Commission for approval of this Agreement and the Joint Application if the deal is not

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consummated within six months of Commission approval of this Agreement.

UniSource may apply for an extension of six-month time limitation where it will be the burden of UniSource to demonstrate why the merger agreement was not consummated and why approval of the extension is in the public interest.

     42.  TARIFF FILINGS.  UniSource will file, within thirty (30) days of

Commission approval of this Agreement, tariffs reflecting all Commission-

approved changes contained in the gas rate case filing.  Tariffs will be effective from the date of closing of the purchase of Citizens' electric utility and gas utility assets.  Within sixty (60) days of Commission approval of this Agreement, UniSource shall file an application for

Commission approval of tariffs specifically regarding the negotiated sales program and gas transportation issues.

     43.  NOTICE TO CUSTOMERS. Following Commission approval of this

Agreement and consummation of the transactions set forth in the Joint

Application, UniSource will provide in bills sent to applicable customers of the New Companies a notice regarding the revised rates, terms and conditions or service as set forth in this Agreement.  UniSource shall provide such notification to the New Companies' customers within sixty (60) days of approval of this Agreement of the rates and charges authorized by this

Agreement and the effective date of same.  The bill inserts shall also inform consumers that the Commission remains the regulatory agency responsible for overseeing the terms, conditions, rates and quality of service provided by the New Companies.  Finally, the bill inserts shall inform consumers that any complaints regarding any of the New Companies regulated services that cannot be

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resolved by the New Companies may be directed to the Commission's Consumer

Services Section.

     44.  LIMITATIONS. This Agreement represents the Parties' mutual desire to compromise and settle disputed claims and issues regarding the issues set forth in the Consolidated Cases in a manner consistent with the public interest and based upon the pre-filed testimony, exhibits and evidentiary record developed in the Consolidated Cases and represents a compromise of the positions of the Parties. The terms and provisions of this Agreement apply solely to and are binding only in the context of the provisions and results of this Agreement and none of the positions taken in this Agreement by any of the Parties may be referred to, cited to, or relied upon by any other Party in any fashion as precedent or otherwise in any proceeding before the Commission or any other regulatory agency or before any court of law for any purpose except in furtherance of the purpose and results of this

Agreement.

     45.  PRIVILEGED AND CONFIDENTIAL COMMUNICATIONS. All negotiations relating to or leading to this Agreement are privileged and confidential and no Party is bound by any position asserted in negotiations, except to the extent expressly stated in this Agreement.  Evidence of conduct or statements made in the course of negotiation of this Agreement are not admissible as evidence in any proceeding before the Commission, any other regulatory agency or any court.

     46.  FORCE MAJEURE.  Parties to this Agreement shall be excused for delays or failure in performance under this Agreement caused by acts of God,

war, strike, labor dispute, work stoppage, fire, act of government, or any other cause, whether similar or dissimilar, beyond the reasonable control of that Party.  The Parties agree
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that if any of the above-described conditions occur, such that a Party that is a signatory to this Agreement cannot fulfill its obligations under this

Agreement, that Party shall notify the other Parties and shall pursue an amendment or modification to this Agreement and/or the Commission order approving this Agreement in accordance with A.R.S. Section 40-252.

     47.  DEFINITIVE TEXT. The "Definitive Text" of this Agreement shall be the text adopted by the Commission in an order adopting substantially all of the terms of this Agreement including all modifications made by the

Commission in such order.

     48.  SEVERABILITY. Each of the terms of the Definitive Text of this

Agreement is in consideration and support of all other terms.  Accordingly,

the terms are not severable.

     49.  SUPPORT AND DEFEND. The Parties pledge to support and defend this

Agreement before the Commission.  If this Agreement enters into force the

Parties will support and defend this Agreement before any court or regulatory agency in which it may be an issue.


                       [SIGNATURES APPEAR ON NEXT PAGE]

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STAFF OF THE UTILITIES DIVISION OF THE
ARIZONA CORPORATION COMMISSION

By:
Title:

Signature:
          ----------------------

Date:
          ----------------------


UNISOURCE ENERGY CORPORATION

By:
Title:

Signature:
          ----------------------

Date:
          ----------------------


TUCSON ELECTRIC POWER

By:
Title:

Signature:
          ----------------------

Date:
          ----------------------


CITIZENS COMMUNICATIONS COMPANY

By:
Title:

Signature:
          ----------------------

Date:
          ----------------------

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